EXHIBIT 99.1
                                  ------------





Gemstar International Group Limited
135 North Los Robles Avenue - Suite 800
Pasadena, California  91101

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of StarSight Telecast, Inc., a California corporation (the "Company"), as the term "affiliate" is (i) defined within the meaning of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of December 23, 1996 (the "Agreement"), among Gemstar International Group Limited, a British Virgin Islands corporation ("Parent"), G/S Acquisition Subsidiary, a California corporation ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger").

     In connection with the Merger, I am entitled to receive ordinary shares, par value $.01 per share, of Parent (the "Parent Shares") in exchange for shares (or options or warrants for shares) owned by me of capital stock of the Company (the "Company Shares").

     I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

     (a) I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

     (b) I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

     (c) I have been advised that the issuance of Parent Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form F-4. However, because I have been advised that, at the time the Merger is submitted for a vote of the shareholders of the Company (a) I may be deemed to be an affiliate of the Company and (b) other than as set forth in the Agreement, the distribution by me of the Parent Shares has not been registered under the Act, I will not sell, transfer or otherwise dispose of Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is effected in compliance with the applicable requirements of Rule 145 promulgated by the Commission under the Act,
          (ii) such sale, transfer or other disposition has been made pursuant to an effective registration statement under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     (d) I understand that Parent, except as provided by contractual arrangement existing on the date hereof, is under no obligation, to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as set forth in the following paragraph, to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

          From and after the Effective Time of the Merger and for so long as is necessary in order to permit me to sell the Parent shares held by me pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, referred to in paragraph (c) of Rule 144 under the Securities Act, in order to permit me to sell, transfer or otherwise dispose of the Parent Shares held by me pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

     (e) I also understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

               THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED DECEMBER 23, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND GEMSTAR INTERNATIONAL GROUP LIMITED A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF GEMSTAR INTERNATIONAL GROUP LIMITED.

     (f) I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145 or Rule 144, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

     It is understood and agreed that the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

     In connection with the proposed Merger, I wish to inform you that I do not have any present commitment, plan or intention to sell (or engage in a risk-reducing or other arrangement which would be treated as a sale for federal income tax purposes), transfer or otherwise dispose of any of my Company Shares prior to and in contemplation of the Merger or any of the Parent Shares I will receive in the Merger. I further agree that I will not offer to sell, sell or otherwise dispose of any of the Parent Shares in violation of the Act or offer to sell, sell or otherwise dispose of any of my Company Shares (other than through conversion to Parent's Shares in the Merger) or any of the Parent Shares received by me in the Merger until such time as financial results covering at least 30 days of post-merger combined operations have been published, whether by issuance of a quarterly earnings report on Form 10-Q or Form 6-K, or other applicable form, or other public issuance (such as a press release) which includes such information. Notwithstanding the foregoing, I understand that I will not be prohibited from selling up to 10% of the shares I hold at the time of the Merger during the aforementioned period if the requirements of Rule 145 are complied with.

     If the Merger Agreement were to be terminated prior to the Effective Time in accordance with its terms, this letter Agreement and my obligations hereunder will also terminate concurrently with the termination of the Merger Agreement.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                       Very truly yours,

                                       PVI TRANSMISSION INC.


                                       /s/  Edward Schor, Vice President
                                       -----------------------------------



Accepted this 23rd day of
December 1996, by


GEMSTAR INTERNATIONAL GROUP, LTD.

By:  /s/  Larry Goldberg
   -------------------------------
   Name:  Larry Goldberg
   Title: Secretary